                                                                   EXHIBIT 10.4
                    AGREEMENT TO PROVIDE MANAGEMENT SERVICES

                  This Agreement made as of this 30th day of September, 1999, by and between Senior Care Management Group, LLC, a Delaware limited liability company ("SCMG") (SCMG is sometimes hereinafter referred to as "Manager"), on the one hand, and LTC Healthcare, Inc., a Nevada corporation ("LTI"), and its subsidiaries LTC Healthcare of Fort Valley, Inc., a Nevada corporation ("LTI-Fort Valley"), LTC Healthcare of Statesboro, Inc., a Nevada corporation ("LTI-Statesboro"), LTC Healthcare of Jessup, Inc., a Nevada corporation ("LTI-Jessup"), LTC Healthcare of Atlanta, Inc., a Nevada corporation ("LTI-Atlanta"), LTC Healthcare of Whigham, Inc., a Nevada corporation ("LTI-Whigham"), LTC Healthcare of New Port Richey, Inc., a Nevada corporation ("LTI-New Port Richey"), LTC Healthcare of Tyler, Inc., a Nevada corporation ("LTI-Tyler"), LTC Healthcare of Converse, Inc., a Nevada corporation ("LTI-Converse"), LTC Healthcare of Shepard, Inc., a Nevada corporation ("LTI-Shepard"), LTC Healthcare of Coffeyville, Inc., a Nevada corporation ("LTI-Coffeyville"), LTC Healthcare of Salina, Inc., a Nevada corporation ("LTI-Salina"), LTC Healthcare of Bonner Springs, Inc., a Nevada corporation ("LTI-Bonner Springs"), LTC Healthcare of Gardner, Inc., a Nevada corporation ("LTI-Gardner"), LTC Healthcare of Chicopee, Inc., a Nevada corporation ("LTI-Chicopee"), LTC Healthcare of Holyoke, Inc., a Nevada corporation ("LTI-Holyoke"), LTC Healthcare of Springfield, Inc., a Nevada corporation ("LTI-Springfield"), LTC Healthcare of South Hadley, Inc., a Nevada corporation ("LTI-South Hadley") and LTC Healthcare Receivables, Inc., a Nevada corporation ("LTI-Receivables") (LTI, LTI-Fort Valley, LTI-Statesboro, LTI-Jessup, LTI-Atlanta, LTI-Whigham, LTI-New Port Richey, LTI-Tyler, LTI-Converse, LTI-Shepard, LTI-Coffeyville, LTI-Salina, LTI-Bonner Springs, LTI-Gardner, LTI-Chicopee, LTI-Holyoke, LTI-Springfield and LTI-South Hadley are sometimes hereinafter individually and collectively referred to as "Tenant"), on the other hand.

                  WHEREAS, Tenant anticipates acquiring certain interests in and to certain skilled nursing or assisted living facilities (individually, each a "Facility" and collectively, the "Facilities"), which interests and Facilities are more particularly described on Exhibit "A" attached hereto and incorporated herein, and LTI-Receivables anticipates acquiring certain accounts receivable generated from the operation of certain skilled nursing facilities, as more particularly described on Exhibit "B" attached hereto and incorporated herein;

                  WHEREAS, in such event, Tenant desires to retain a qualified party to manage all of the Facilities on Tenant's behalf;

                  WHEREAS, Manager is experienced and qualified in the field of health care management;

                  WHEREAS, Tenant has determined that Manager's fee is economical in light of the range of services which it provides; and

                  WHEREAS, Manager is willing to operate all of the Facilities on Tenant's behalf and to collect certain accounts receivables on behalf of LTI-Receivables, pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, IT IS AGREED AS FOLLOWS:

0. DELEGATION OF DUTIES AND OBLIGATIONS: Effective as of 11:59 p.m. September 30, 1999, Tenant hereby assigns and delegates to Manager all duties and obligations of Tenant under those certain Interim Management Agreements of approximately even date herewith, each by and between one of Tenant and William A. Brandt, Jr., the duly appointed Examiner of NewCare Health Corporation, et al., Case No. 99-44161-HJB, U.S. Bankruptcy Court, District of Massachusetts (Western Division) ("Examiner") (collectively, the "Interim Agreements"), and Manager hereby accepts and assumes such assignments and each and every duty and obligation of Tenant under, pursuant to and in accordance with the Interim Agreements.

1.                MANAGEMENT AND CONSULTING RESPONSIBILITIES OF MANAGER:
Effective upon Tenant's licensure with respect to each Facility, Tenant hereby engages Manager and Manager hereby accepts such engagement and agrees to provide management, consulting and advisory services to Tenant in connection with the operation of the Facilities, upon the terms and conditions set forth in this Agreement. By entering into this Agreement, Tenant grants to Manager a right to possession of the Facilities but does not delegate to Manager any powers, duties or responsibilities which it is prohibited by law from delegating but Tenant does hereby grant to Manager the exclusive right to possession of the Facilities, subject to Tenant's right to enter the Facilities from time to time to ensure Manager's compliance with its obligations under this Agreement. Tenant also retains such other authority as shall not have been expressly delegated to Manager pursuant to this Agreement. Subject to the foregoing, Manager shall provide the following services:

                  a. OPERATIONAL POLICIES AND FORMS: Manager shall develop and implement such operational policies and procedures as may be necessary to ensure the initial and ongoing licensure of the Facilities and for the efficient and effective operation of the Facilities from and after the date of the issuance of licenses to operate the Facilities (individually, each a "License" and collectively, the "Licenses") and the Facilities from and after the commencement of the operation thereof and shall from time to time during the term hereof develop such new policies and procedures as shall be necessary to ensure the establishment and maintenance of operations standards appropriate for the nature of the Facilities.

                  b. CHARGES: In accordance with the annual budgets and projects approved by Tenant pursuant to Section 1(l), Manager shall establish the schedules of recommended charges, including any and all special charges for services rendered to the residents at the Facilities. Tenant shall have the right to approve the charge schedules established by Manager, which approval shall not be unreasonably withheld.

                  c.       INFORMATION: Manager shall develop any
informational material, mass media releases, and other related publicity materials, which are necessary or appropriate in securing the Licenses and/or for the operation of the Facilities.

                  d. REGULATORY COMPLIANCE: Manager shall assist Tenant in securing the initial licensure of the Facilities and shall thereafter maintain all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority for the operation of the Facilities, including but not limited to maintaining the Licenses and quality assessment and assurance committees as required for Medicare and Medicaid certification as skilled nursing facilities. Accordingly, Manager shall manage the operations of the Facilities in full compliance with all applicable laws and regulations as an expense of the Facilities and shall promptly correct all deficiencies related to the operation of the Facilities issued by any governmental or regulatory authority; provided, however, that in the event that any such deficiencies require expenditures in excess of Fifty Thousand Dollars ($50,000.00), then Manager shall be required to consult with, and seek the approval of, Tenant prior to correcting any such deficiencies. In addition to the foregoing, to the extent permitted by law, Manager agrees as follows:

                           i.       to represent the Facilities (A) in their
day-to-day dealings with regulatory and rate-setting authorities, creditors, patients, patient families, representatives of the State Ombudsman, consumer organizations, personnel, agents for collection and insurers and (B) in all formal or informal proceedings before state and federal agencies engaged in the regulation, payment rate-setting and licensing of skilled nursing or assisted living facilities (as applicable); provided, however, that Tenant retains the right, but not the obligation, to attend and participate in any and all hearings, interviews and proceedings of any kind and nature concerning the Facilities or their operations or concerning Manager which might have an impact on the Facilities or their operations, including but not limited to any violation of any statute or regulation that may result in the impositions of penalties, fines, court or administrative orders or licensure revocation; and

                           ii.      to provide Tenant, within five (5)
business days of receipt, all correspondence, notices, rulings, written summaries of oral communications, announcements or any other communication of any sort from any regulatory agency, including public, quasi-public and private entities, regarding the Facilities, their operations or related to matters which might have a material impact on the operations of the Facilities, such as announcements of the establishment of accreditation committees, new oversight policies and other matters, or which may impact Manager's performance of its obligations hereunder.

                  e. EQUIPMENT AND IMPROVEMENTS: From and after the issuance of the Licenses and from and after the commencement of operations, Manager shall make all necessary and approved repairs, replacements and maintenance within the budgetary limits set forth in the annual capital budget prepared by Manager pursuant to Paragraph 1(l), in a workmanlike and lien free manner and in compliance with the requirements of any governmental or regulatory authority.

                  f. ACCOUNTING: Manager shall, at its expense, provide home office and accounting support to the Facilities. All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Manager, and approved by Tenant, which approval shall not unreasonably be withheld, which programs shall conform to generally accepted accounting principles and shall not materially distort income or loss. In addition, as a cost of operating the Facilities, Manager shall prepare or cause to be prepared all tax returns, including payroll tax returns and shall cause all local, state and federal taxes to be timely paid or contested, as appropriate. The taxes and amounts due with respect to any cost reports shall be deemed to be operating expenses of the Facilities and shall be paid out of the revenues of the Facilities. Nothing herein shall preclude Manager from delegating to a third party a portion of the accounting and cost reporting duties provided for in this section; provided, that such delegation shall not relieve Manager from ultimate liability for the timely and complete performance of the obligations provided for herein or for the expense thereof, to the extent such expense is to be borne hereunder by Manager. Tenant shall sign any and all Medicare and Medicaid cost reports which may be due in connection with operation of the Facilities.

                  Tenant shall have the right from time to time to have its accountants or representatives audit the books and operations of the Facilities and, in connection with such audits, to examine Manager's records with respect thereto (including supporting data, income tax and sales tax returns), subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations, including without limitation, any duly enacted "Patients' Bill of Rights" or similar legislation, including such limitations as may be necessary to preserve the confidentiality of any Facility-patient relationship and any physician-patient privilege. If any such audit discloses an overstatement of Revenues (defined in Section 10, below) of the Facilities and corresponding overpayment to Manager of the Management Fee (defined in Section 10, below) and either Manager agrees with the result of such audit or the matter is compromised, Manager shall pay to Tenant the amount of such overpayment of the Management Fee within ten (10) days of Tenant's demand.

                  g. REPORTS: Manager shall prepare and provide to the Tenant any reasonable operational information which may from time to time be specifically requested by Tenant, including any information needed to assist Tenant in completing its tax returns and cost reports and in complying with any reporting obligations imposed by the terms of any debt documents to which the Facilities may be subject. All cost reports which may be due in connection with the operation of the Facilities shall be prepared by Manager, unless Tenant elects otherwise, but all such cost reports shall be signed by Tenant in its capacity as the Medicare or Medicaid certified provider, as required by law. In addition, (i) within fifteen (15) business days after the end of each calendar month, Manager shall provide Tenant with an unaudited balance sheet of the Facilities, dated the last day of such month, and an unaudited statement of income and expenses for such month relating to the operation of the Facilities and (ii) within forty-five (45) days after the end of the fiscal year of the Facilities, Manager shall provide Tenant with unaudited financial statements including a balance sheet of the Facilities, dated the last day of said fiscal year, and a statement of income and expense for the year then ended relating to the operation of the

Facilities. Such financial statements shall be prepared in accordance with GAAP, consistently applied, this Agreement, and the procedures and practices provided for in this Agreement and shall be certified to be accurate by the Chief Financial Officer of Manager. All information relating to the Facilities and their operations shall constitute part of the books and records of the Facilities and shall be the sole and exclusive property of Tenant.

                  h. BANK ACCOUNTS: On Tenant's behalf, Manager shall establish and maintain a depository account in the name of Tenant at Fleet Bank or other depository institution designated by Tenant and shall deposit therein all money received during the term of this Agreement in the course of the operation of the Facilities; provided, however, that during the term hereof, withdrawals and payments from this account shall be made only on checks signed or wire transfer authorized by a person or persons designated by Manager (the "Depository Account"). Manager shall have no right, title or interest in and to the Depository Account, and Manager shall cause the funds held in the Depository Account to be invested overnight for the benefit and credit of Tenant. In addition, Manager shall establish and maintain a payroll account in the name of Tenant (the "Payroll Account") and a controlled disbursement account in the name of Tenant (the "Disbursement Account"), both of which shall be zero balance accounts from which Manager shall pay the payroll of the employees and the operating expenses of the Facilities, respectively. Finally, Manager shall establish an administrative account in the name of Tenant (the "Administrative Account"), which shall in no event contain a balance in excess of Ten Thousand Dollars ($10,000.00) and shall be used by the administrators of the Facilities to pay for necessary emergency disbursements. Manager shall have no right, title or interest in and to the Payroll Account, the Disbursement Account and/or the Administrative Account. Tenant shall be given notice as to the identity of the authorized signatories on the Depository Account, the Payroll Account, the Disbursement Account and the Administrative Account. Tenant shall further be permitted to designate an authorized signatory with respect to the Depository Account, the Payroll Account, the Disbursement Account and the Administrative Account in order to enable Tenant to withdraw funds therefrom in accordance with the terms of this Agreement; provided, however, Manager shall not be required to secure Tenant's signature on any checks drawn or wire transfers authorized on the Depository Account, the Payroll Account, the Disbursement Account and the Administrative Account in connection with Manager's operation of the Facilities. All operating expenses incurred from and after the Commencement Date (defined in Section 4, below) in connection with the operation of the Facilities, including, but not limited to, payroll and employee benefits and payment of Manager's Management Fee (defined in Section 10, below), shall be paid by check drawn or wire transfer authorized on the Depository Account. Withdrawals from the Depository Account shall be made to make payments in the following order or priority:

                           i. Nondeferrable operating expenses of the Facilities, which shall include, without limitation, the following:
                                    (A)      payroll of all employees of the
                                             Facilities;
                                    (B)      payroll-related expenses, employee
                                             benefits and employment taxes;


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

                           ii. Debt service (principal and interest) on the Facilities, including under the $5,000,000 revolving credit loan from Heller Healthcare Finance, Inc. to Tenant;

                           iii.     One-half (1/2) of the Management Fee

                           iv. All other undisputed and nondeferrable operating expenses and accrued liabilities of the Facilities which have been posted or accounted for in Manager's accounting system;

                           v. Rent and other Lease-required payments to Tenant's landlord under the Leases;

                           vi.      The remaining one-half (1/2) of the
                                    Management Fee; and

                           vii. Capital expenditures incurred in accordance with the annual capital expenditure budget.

                  i. FACILITY PERSONNEL: On behalf of Tenant, Manager shall recruit, train, promote, direct, discipline, suspend and discharge personnel of the Facilities; establish salary levels, personnel policies and employee benefits; and establish employee performance standards, all as needed during the term of this Agreement to secure the initial licensure of the Facilities and to ensure the efficient operation of all departments within and services offered by the Facilities. All of the personnel of the Facilities, including an on-site administrator, shall be the employees of the applicable Tenant and the salaries, bonuses, commissions and benefits paid to such employees shall be deemed to be a Facility operating expense. Manager shall use best efforts to assure compliance with all applicable employment, wrongful discharge, anti-discrimination, occupational safety and health and other similar laws and regulations affecting the employment of all such personnel. In addition, Manager shall only negotiate any collective bargaining agreement or other agreement with any labor union lawfully entitled to represent all or any employees after consulting with and upon the advice of Tenant.

                  j. SUPPLIES AND EQUIPMENT: Manager shall purchase supplies and non-capital equipment needed to operate the Facilities. In purchasing said supplies and equipment, if possible, Manager shall take advantage of any national or group purchasing agreements to which Manager may be a party.

                  k. LEGAL PROCEEDINGS: Manager, through its legal counsel, shall coordinate with Tenant's counsel on all legal matters and proceedings necessary or proper in connection with the operation of the Facilities.

                  l. BUDGETS: On or before January 2, 2000 with respect to fiscal year 2000 and within thirty (30) days prior to the start of each subsequent fiscal year, Manager shall prepare and submit to Tenant for its review and approval, which approval shall not be unreasonably withheld, an annual operating budget, an annual capital expenditure budget, and an annual summary of profit and loss statement. These budgets and projections shall be prepared with adequate detail to allow Tenant to comprehend fully the operating plans of Manager and should:

                           i. provide a monthly breakdown of revenues, expenses and profitability;

                           ii.      be zero-based;

                           iii. be prepared on a line-item and departmental basis;

                           iv. contain a marketing plan which details targets, assumptions and detailed descriptions of strategies and tasks to executed the goals of the marketing plan; and

                           v.       include narrative descriptions of
                                    assumptions used in formulating the budget and forecast any potential need for capital from Tenant.

Manager acknowledges and agrees that no such budget shall include expenses related to Manager's corporate or regional overhead costs, it being understood and agreed that such costs shall not be deemed to be permitted operating expenses which may be paid from revenues of the Facilities. In the event a budget has not been agreed upon by the beginning of the fiscal year, the budget in effect for the prior fiscal year shall continue in effect until the new budget is agreed upon. Thereafter, Manager shall use best efforts to ensure that any operating expenditures in total made during any given month, quarter or year (as applicable) shall not exceed the operating expenditures reflected on the approved operating budget, and as soon as Manager becomes aware that any such total operating expenditures exceed the approved operating budget by more than five percent (5%), then Manager shall notify Tenant in writing of such budget variance within five (5) days. Any unbudgeted operating expenditures shall be subject to Tenant's prior written approval. Manager shall not be entitled to vary capital budgets without Tenant's prior written approval. Each Facility shall be operated on a fiscal year of January 1 through December 31.

                  m. COLLECTION OF ACCOUNTS: Manager shall issue bills and use diligence and best business practices to collect accounts and monies owed for goods and services furnished by the Facilities, including, but not limited to, enforcing the rights of Tenant and the Facilities as creditor under any contract or in connection with the rendering of any services; provided, however, that any expenses incurred by Manager in so doing shall be treated as operating expenses of the Facilities, which shall be payable out of funds deposited in the Depository Account described in Section 1(h).

                  n. POSSESSION. Tenant and Manager acknowledge and agree that during the term of this Agreement, Manager has the exclusive right to possession of the Facilities, subject to Tenant's right to enter into the Facilities from time to time to ensure Manager's compliance with the terms of this Agreement.

                  o. SERVICE CONTRACTS. Manager shall negotiate and enter into service contracts which are necessary or desirable in the ordinary course of business in operating the Facilities, including, without limitation, contracts for provisions of electricity, gas, water, telephone and other utility services, cleaning services, security services, vermin extermination, trash removal, elevator and boiler maintenance, air conditioning maintenance, master television service, laundry and dry cleaning, entertainment satellite systems and other services which Manager deems advisable; provided, however, that (i) all such contracts shall provide that they are terminable on no more than thirty (30) days notice without penalty or premium, (ii) Manager shall be required to ensure that all such contracts are on commercially reasonable terms, (iii) no such contracts shall be entered into if doing so would be inconsistent with the reimbursement principles, if and to the extent applicable to the operation of the Facilities, under the Medicare prospective payment system and (iv) Manager shall provide Tenant with copies of any and all such service contracts substantially concurrently with their execution.

                  p. LENDER REQUIREMENTS. Manager agrees to perform any obligations under any mortgage or other debt instrument encumbering the Facilities which are applicable to the operation and management of the Facilities and to pay, as and when due, all payments due under any present or future loans on the Facilities. Further, Manager confirms that this Agreement and all of Manager's rights hereunder are, and shall be, completely subordinate to the lien of any present or future loan encumbering the Facilities and agrees to execute and notarize a subordination, non-disturbance and attornment agreement on the lender's form within ten (10) days after delivery to Manager of such form confirming such subordination of Manager's interest.

                  q. PATIENT TRUST ACCOUNT. Manager shall establish and maintain records and procedures to account for all patient funds deposited with the Facilities. A "Patient Trust Account" shall be established in accordance with the terms hereof and all disbursements therefrom and records and procedures relating thereto shall conform with the requirements of third party reimbursement, licensure and all other applicable requirements and the terms hereof.

                  r. TENANT'S PRIOR WRITTEN APPROVAL. Manager shall not do any of the following without first obtaining Tenant's prior written approval:

                           i.       Borrow money, guaranty the debts of any
third person, or mortgage, pledge, grant a security interest in or otherwise encumber all or any part of the Facilities; provided, however, that Manager shall be entitled to encumber the Facilities with mechanics' liens, materialmen's liens or laborers' liens necessary in connection with the performance of Manager's obligations under this Agreement, so long as any such liens are discharged in a timely manner in accordance with applicable state law;

                           ii.      Enter into any lease or other financing
agreement for the use of any item of furniture, fixtures and equipment or other property in an amount which would require monthly payments, in the aggregate, in excess of One Thousand Five Hundred Dollars ($1,500.00) per Facility;

                           iii.     Enter into any agreement, lease, license
or concession agreement for space at the Facilities;

                           iv.      Incur any liabilities or obligations to
third parties which are unrelated to the operation, maintenance and security of the Facilities or to the performance of Manager's responsibilities under this Agreement;


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

                           v.       Except for any Excluded Transaction
(defined below) and subject to the provisions of this Agreement regarding contracts with affiliates of Manager, Manager shall not, without the written consent of Tenant, enter into any contract or other arrangement (or series of related contracts or arrangements) if the expenditures thereunder would, or are reasonably anticipated to, exceed Twenty-Five Thousand Dollars ($25,000.00) in the aggregate, or if the term of such contract has a term in excess of one (1) year. For purposes hereof, the term "Excluded Transaction" shall mean (A) any contracts subject to competitive bidding in which the lowest bid is accepted; and (B) contracts or expenditures required in cases of emergency or casualty, which expenditures are required to protect life and safety, or in order to comply with legal requirements, in an amount not to exceed Twenty-Five Thousand Dollars ($25,000.00) in any twelve (12) month period;

                           vi.      Institute or defend any legal or
equitable proceedings with respect to the Facilities, including the selection of counsel, other than routine collection litigation and similar matters involving ordinary day-to-day operations of the Facilities involving amounts in controversy of less than Ten Thousand Dollars ($10,000.00);

                           vii.     Employ any professional firm (other than
legal counsel and accountants) for more than Ten Thousand Dollars
($10,000.00) in the aggregate except as set forth in the annual operation budget, or enter into any arrangement for the employment of any attorney or accountant (other than legal counsel retained to collect accounts receivable);

                           viii.    Prosecute or settle any tax claims or
appeals;

                           ix.      Purchase goods, supplies and services
from Manager or any affiliate of Manager, or enter into any other transaction with an affiliate of Manager, unless prior to the consummation of such transaction all of the prices and other terms thereof and the identity of the vendor and its relationship to Manager shall have been disclosed to and approved by Tenant, which may be withheld in Tenant's sole and absolute discretion, it being agreed that any such proposed transaction shall be submitted to independent third parties for competitive bidding, and Manager shall promptly provide the results of such bidding to Tenant;

                           x.       Acquire on behalf of Tenant any land or
any interest therein;

                           xi.      Acquire any capital assets of the
Facilities or any interest therein;

                           xii.     Consent to any condemnation or
participate in any condemnation proceeding relating to the Facilities or any portion thereof;

                           xiii.    Sell, transfer or otherwise dispose of
all or any portion of the Facilities;

                           xiv.     Perform any alterations to the Facilities
or any portion thereof, except as is necessary in connection with the performance of Manager's obligations under this Agreement; or

                           xv.      Take any other action which, under the
terms of this Agreement, is prohibited or requires the approval of Tenant.

                  s. COLLECTION OF ACCOUNTS RECEIVABLE: On behalf of LTI-Receivables, Manager agrees to collect LTI-Receivables' interest in the accounts receivable generated from the operation of the skilled nursing facilities set forth on Exhibit "B" attached hereto, which interest LTI-Receivables acquired from the Examiner, and deposit any such collections into the Depository Account.

2. INSURANCE: Tenant, as a cost of operating the Facilities, shall arrange for and maintain all necessary and proper hazard insurance covering the Facilities, the furniture, fixtures, and equipment situated thereon, and all necessary and proper malpractice and public liability insurance for Tenant's protection and for the protection of Tenant's officers, agents and employees. All such policies of insurance shall also name Manager as additional insured and the holder of any debt secured by the Facilities as additional insured and loss payee thereunder. In addition, Tenant, as a cost of operating the Facilities, shall provide all employee health and worker's compensation insurance for Tenant's employees and all other personnel working at the Facilities. Any insurance provided pursuant to this paragraph shall comply with the requirements of any debt documents to which the Facilities may be subject. All insurance shall be in form, with companies, with limits and coverages as Tenant shall determine, and Tenant may maintain an umbrella policy for all such insurance in amounts as Tenant deems appropriate. In the event of any casualty or condemnation of any Facility, Tenant shall have the sole right to determine the disposition of any insurance or condemnation proceeds, including but not limited to the right to decide whether any such Facility shall be rebuilt in the same manner or type as the original Facility. Each party shall give prompt notice to the others of any third party claims made, or third party legal proceedings commenced, against any one of them and shall cooperate fully with each other, each's counsel and with any insurance carrier to the end that all such claims will be properly investigated, defended and adjusted.

3.                TAXES AND RENT: Manager agrees as follows:

                  a. Manager shall cause to be paid as an expense of the Facilities when due: (i) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, which are, at any time prior to or during the term hereof, imposed or levied upon or assessed against (A) the Facilities, (B) any Rent (as defined in any Lease for a Facility), Additional Rent (as defined in any Lease for a Facility) under the Lease or other sum payable under the Lease or (C) the Lease or the leasehold estate thereby created, or which arise in respect of the operation, possession or use of the Facilities; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Rent (as defined in a Lease), Additional Rent (as defined in a Lease) or other sum payable under a Lease; (iii) all sales, use or similar taxes and all withholdings and payroll taxes, at any time levied, assessed or payable on account of the acquisition, leasing, use or operation of the Facilities; and
(iv) all charges for utilities serving the Facilities. If any such tax or assessment may legally be paid in installments, Manager may pay such tax or assessment in installments.

                  b. Manager shall deliver to Tenant a copy of any assessment, tax notice or tax bill received by Manager and shall pay the same as and when due; provided, Manager shall not cause such payment to be made if (i) same is in good faith being contested by Tenant at its sole expense and without cost to Manager, (ii) enforcement thereof is stayed, and (iii) Tenant shall have given Manager written notice of such contest and stay and authorized the non-payment thereof, not less than ten (10) days prior to the date on which such tax assessment, or charge is due and payable.

4. TERM OF AGREEMENT: With respect to each Facility, the Term of this Agreement shall commence effective as of the issuance of a License to Tenant to operate said Facility (with respect to each Facility, a "Commencement Date"), and with respect to all Facilities, the term of this Agreement shall terminate upon the first to occur of (i) the occurrence of an Event of Default hereunder and the exercise by Manager or Tenant of its right to terminate this Agreement as a result thereof; (ii) the termination without cause of this Agreement by Tenant or Manager on no less than ninety (90) days written notice to the other party specifying the effective date of such termination; or (iii) midnight on September 30, 2004; provided, however, that so long as that certain acquisition term loan in the amount of $12,543,594 from Heller Healthcare Finance, Inc. ("Lender") to Tenant and that certain revolving credit loan in the maximum principal amount of $5,000,000 from Lender to Tenant remain outstanding, Manager and Tenant agree not to terminate this Agreement without the prior written consent of Lender; provided, further, that in the event that Tenant sells its interest in any of the Facilities to an unaffiliated third party, then Tenant shall provide reasonable prior written notice to Manager of the closing date of such sale, and this Agreement shall terminate as to each such Facility immediately upon the consummation of such sale. In the event of the termination of this Agreement the following provisions shall apply:

                  a. Concurrently with a termination of this Agreement that does not result from Manager having committed an Event of Default hereunder, Tenant shall pay to Manager any management fees then due and owing.

                  b. Upon termination of this Agreement, Manager shall cooperate with any party designated by Tenant to effect a smooth transition of operational responsibility for the Facilities from Manager to said third party, including but not limited to turning over to Tenant, or its designee, all files and records relating to the operation of the Facilities.

                  c. Manager agrees not to solicit any of Tenant's employees for a period of three (3) years following any termination of this Agreement.

5. DEFAULT: Either party may terminate this Agreement, as specified in this Section 5, in the event of a default ("Event of Default") by the other party.

                  a. With respect to Manager, it shall be an "Event of Default" hereunder:

                           1) If Manager shall fail to pay any monetary obligation arising out of or incurred in connection with this Agreement when such payment is due and payable, which failure shall continue for a period of ten (10) days after the due date; or

                           2) If Manager shall fail to keep, observe or perform any non-monetary agreement, term or provision of this Agreement, and such default shall continue for a period of thirty (30) days after notice thereof shall have been given to Manager by Tenant, which notice shall specify in detail the event or events constituting the default; provided, however, in the event such failure cannot be cured within such thirty
                  (30) day period but Manager commences the cure within such thirty (30) day period and diligently prosecutes the same to completion, Manager shall have an additional thirty (30) days or such additional time as is reasonably necessary in which to complete such cure; or

                           3) If any Facility's license or Medicare or Medicaid certification is suspended, revoked, rescinded, terminated or not renewed and such action is not stayed pending the appeal thereof; or

                           4) If Manager assigns or attempts to assign this Management Agreement in violation of the requirements of
                  Section 11 hereof.

                  b. With respect to Tenant, it shall be an Event of Default hereunder:

                           1) If Tenant shall fail to make or cause to be made any payment to Manager required to be made hereunder and such failure shall continue for a period of ten (10) days after notice which notice shall specify the payment or payments which Tenant has failed to make; or

                           2) If Tenant shall fail to keep, observe or perform any agreement, term or provision of this Agreement and such default shall continue for a period of thirty (30) days after notice, which notice shall specify in detail the event or events constituting the default thereof by Manager to Tenant; provided, however, in the event such failure cannot be cured within such thirty (30) day period but Manager commences the cure within such thirty (30) day period and diligently prosecutes the same to completion, Manager shall have an additional sixty (60) days or such additional time as is reasonably necessary in which to complete such cure.

6.                REMEDIES UPON DEFAULT:

                  a. If any Event of Default by Tenant shall occur, Manager may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement, and neither party shall have any further obligations whatsoever under this Agreement except for Manager's right to receive the payments due from Tenant pursuant to
Section 4 hereof, if and to the extent due in accordance with the terms thereof, and damages from Tenant and except any settlement and payment obligations and other obligations that by their nature survive termination of this Agreement.

                  b. If any Event of Default by Manager shall occur, Tenant may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement and the exclusive right to possession of the Facilities granted to Manager hereunder, and neither party shall have any further obligation whatsoever under this Agreement; except for Tenant's right to receive payment of damages from Manager and except for settlement and payment obligations and other obligations that by their nature survive termination of this Agreement.

7. TENANT'S INSPECTION: During the term hereof, Tenant, or its designated agents or representatives, shall have the right, upon request and at reasonable times, to inspect and to permit the holder of any debt secured by the Facilities to inspect the Facilities and to inspect and/or audit all books and records pertaining to the operation thereof and shall have the right to conduct and to permit the holder of any debt secured by the Facilities to conduct telephonic or personal interviews with the Administrator of the Facilities and/or with any of Manager's regional personnel involved in the operation of the Facilities with respect to any matters related to the operation thereof.

8.                FACILITY OPERATIONS:

                  a. NO GUARANTEE OF PROFITABILITY: Manager does not guarantee that operation of the Facilities will be profitable, but Manager shall use its best efforts to operate the Facilities in as cost efficient and profitable a manner as possible.

                  b. STANDARD OF PERFORMANCE: In performing its obligations under this Agreement, Manager shall use its best efforts and act in good faith and with professionalism in accordance with acceptable and prevailing standards of health care and the policies adopted by, and resources available to, the Facilities.

                  c. FORCE MAJEURE: Manager will not be deemed to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including, without limitation, strikes, shortages, war or acts of God.

9.                WITHDRAWAL OF FUNDS BY TENANT; MINIMUM BANK BALANCE:

                  a. Tenant may withdraw the then accumulated operating cash surplus from the Depository Account pursuant to Tenant's written instructions with concurrent notice thereof to Manager.

10. MANAGEMENT FEE: Manager shall receive a monthly fee equal to five percent (5%) of the Revenues (defined below) generated each month by the Facilities, as more particularly set forth in Section 1(h), above ("Management Fee"). The first (1st) one-half of the Management Fee shall be payable in advance on the first (1st) day of each month based upon the previous month's Revenues, and the second (2nd) one-half of the Management Fee shall be payable during each month in accordance with Section 1(h), above, to the extent that adequate Revenues are generated each month by the Facilities. No later than thirty (30) days following any fiscal year of the Facilities, Tenant shall have the right to reconcile the monthly Management Fees paid to Manager for such fiscal year with the annual Revenues generated by the Facilities, and Tenant shall have the right to offset any overpayment of Management Fees against future Management Fees owing to Manager or to recover any such overpayments directly from Manager. For purposes hereof, "Revenues" shall mean "Gross Revenues" less contractual adjustments, and "Gross Revenues" shall mean all revenues generated by the Facilities, directly or indirectly from residents of the Facilities, including without limitation fees and other amounts received directly from residents, amounts received from concessionaires, subcontractors, agencies, etc., but shall specifically exclude the proceeds from the sale of the Facilities or any portion thereof including any Facility equipment, any interest or investment income of Tenant, capital contributions by Tenant, tax refunds not relating to the current year (not accounted for in prior years), any insurance and condemnation proceeds, extraordinary gains or losses unrelated to the operations of the Facilities and any and all pass through amounts for which Manager is merely acting as the collection agent.

                  a. PRORATION OF FEE. If the services of Manager commence or terminate other than on the first day of the month, the revenues upon which the fee is calculated shall be prorated in proportion to the number of days for which services are actually rendered.

                  b. PAYMENT OF FEE. The Management Fee provided for herein shall be disbursed by Manager to itself out of the Depository Account in accordance with the provisions of this Agreement.

11. ASSIGNMENT: Except as otherwise provided herein, this Agreement shall not be assigned by either party without the prior written consent of the other party, provided that, subject to the limitations of the applicable state laws with respect to the licensure of the Facilities, Tenant may assign this Agreement to a subsidiary or parent corporation without the consent of, but upon written notice to, Manager; and provided, further, that Tenant may assign this Agreement to an entity which is owned or controlled by, or under common control with, Tenant in connection with the financing of the Facilities or for any other reason deemed necessary or appropriate by Tenant without the consent of, but upon written notice to, Manager. Any assignment of this Agreement by Manager in violation of the terms of this Section 11 shall be null and void and of no force or effect and shall result in the automatic termination of this Agreement effective upon the purported effective date of such assignment; provided, however, that SCMG may add designated affiliates of SCMG as parties to this Agreement upon the written consent of Tenant, not to be unreasonably withheld, so long as SCMG remains primarily liable for all of Manager's obligations hereunder.

12. NOTICES: All notices required or permitted hereunder shall be given in writing by hand delivery, by registered or certified mail, postage prepaid, by overnight delivery or by facsimile transmission (with receipt confirmed with the recipient). Notice shall be delivered or mailed to the parties at the following addresses or at such other places as either party shall designate in writing. All notices shall be deemed duly given when delivery is received or refused by party.

                           To Manager:      Senior Care Management Group, LLC
                                            75 South Church Street, Suite 650
                                            Pittsfield, MA 01201
                                            Phone: (413) 448-2111
                                            Fax:     (413) 448-2120
                                            Attn:    Mark E. Fortier, Esq.

                           To Tenant:       LTC Healthcare, Inc.
                                            300 Esplanade Drive, Suite 1860
                                            Oxnard, CA 93030
                                            Phone:   (805) 981-3611
                                            Fax:     (805) 981-3616
                                            Attn:    Raad K. Shawaf, Esq.

13. RELATIONSHIP OF THE PARTIES: The relationship of the parties shall be that of principal and independent contractor and all acts performed by Manager during the term hereof as Manager of the Facilities shall be deemed to be performed in its capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Tenant, its successors and assigns on the one hand, and Manager, its successors and assigns on the other hand.

14. INDEMNIFICATION: Manager shall indemnify, defend and hold harmless Tenant from any loss incurred by or damage to Tenant where such loss or damage results from the negligence or willful misconduct of Manager in performing its obligations under this Agreement or from a breach of this Agreement by Manager. Tenant shall indemnify, defend and hold Manager harmless from any loss incurred by or damage to Manager where such loss or damage results from the negligence or willful misconduct of Tenant in performing its obligations under the Agreement or from a breach of this Agreement by Tenant. The rights and obligations of the parties under this Section 14 shall survive the expiration of the term or other termination of this Agreement.

15. WAIVER OF SUBROGATION: Manager and Tenant each hereby waive any rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss or damages to such waiving party's property or the property of others under its control, where and to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Upon obtaining the policies of insurance required hereunder, Manager and Tenant shall give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Agreement.

16. PATIENT RECORDS: Manager and Tenant shall preserve the confidentiality of the records of all patients of the Facilities as required by all applicable federal and state statutes, regulations, and rules of accrediting organizations for skilled nursing or assisted living facilities, and use the information in such records solely for the limited purposes necessary to perform their respective obligations hereunder.

17. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties relating to the operation of the Facilities and shall be binding upon and inure to the benefit of their successors and assigns. This Agreement may not be modified or amended except by written instrument signed by both of the parties hereto.

18. CAPTIONS: The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

19. ATTORNEY'S FEES: In the event either party brings an action to enforce this Agreement, the prevailing party in such action shall be entitled to recover from the other all costs incurred in connection therewith, including reasonable attorney's fees.

20. SEVERABILITY: In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

21. CUMULATIVE; NO WAIVER: No right or remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereof may be exercised from time to time and as often as may be deemed expedient by the parties thereto, as the case may be.

22. GOVERNING LAW; VENUE: This Agreement shall be construed and enforced in accordance with, and the performance of its terms shall be governed by, the laws of the State of Delaware, without giving effect to conflict of laws principles. Any legal proceeding with respect to this Agreement shall be conducted in the state or federal courts located in California.

23. AUTHORIZATION FOR AGREEMENT: The execution and performance of this Agreement by Tenant and Manager have been duly authorized by all necessary laws, resolutions or corporate action, and this Agreement constitutes the valid and enforceable obligations of Tenant and Manager in accordance with its terms.

24. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

25. CONDITIONS PRECEDENT: It shall be express conditions precedent to Tenant's obligations hereunder with respect to each Facility that Tenant acquires the applicable interest in said Facility and that Tenant is issued a License to operate each such Facility.

                         [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day an year first above written.

                                    MANAGER:

                                    SENIOR CARE MANAGEMENT GROUP, LLC,
                                    a Delaware limited liability company



                            By:     /s/ Thomas M. Clarke as attorney in fact for

                                    Linda M. Clarke, as Trustee of
                                    The Danielle Lee Clarke Revocable Trust,
                                    Its Managing Member


                            TENANT:

                            LTC HEALTHCARE, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Senior Vice President and General Counsel

                            LTC HEALTHCARE OF FORT VALLEY, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF STATESBORO, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF JESSUP, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF ATLANTA, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF WHIGHAM, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF NEW PORT RICHEY, INC., a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF TYLER, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF CONVERSE, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF SHEPARD, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF COFFEYVILLE, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF SALINA, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF BONNER SPRINGS, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF GARDNER, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF CHICOPEE, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF HOLYOKE, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF SPRINGFIELD, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE OF SOUTH HADLEY, INC.,
                            a Nevada corporation

                            By:      /s/ Raad K. Shawaf
                            Its:     Secretary

                            LTC HEALTHCARE RECEIVABLES, INC.,
                            a Nevada corporation

                            By:      Raad K. Shawaf
                            Its:     Secretary

                                   EXHIBIT "A"

                           FACILITIES TO BE MANAGED BY
                        SENIOR CARE MANAGEMENT GROUP, LLC

----------------------- --------------------- ------------------------ ---------------------- --------------- --------
TENANT                  MANAGER               FACILITY NAME            LOCATION                INTEREST IN    # BEDS
                                                                                                 FACILITY
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Fort Valley Nursing      Fort Valley, GA          Fee simple      75
Fort Valley, Inc.       Management Group,     Home
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Pecan Manor              Statesboro, GA           Leasehold       60
Statesboro, Inc.        Management Group,
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Rest Awhile Nursing      Jessup, GA               Fee simple      72
Jessup, Inc.            Management Group,     Home
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Emory Nursing Center     Atlanta, GA              Fee simple      40
Atlanta, Inc.           Management Group,
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Whigham Health &         Whigham, GA              Leasehold       142
Whigham, Inc.           Management Group,     Rehabilitiation
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of New   Senior Care           Remington House-New      New Port Richey, FL      Leasehold       170
Port Richey, Inc.       Management Group,     Port Richey
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Park Place Nursing       Tyler, TX               Partnership      120
Tyler, Inc.             Management Group,     Center
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Rosewood                 Converse, TX             Leasehold       100
Converse, Inc.          Management Group,     Rehabilitation & Care
                        LLC                   Center
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Woodland Park            Shepard, TX              Leasehold       100
Shepard, Inc.           Management Group,
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Coffeyville Nursing      Coffeyville, KS          Leasehold       45
Coffeyville, Inc.       Management Group,     Home
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------


----------------------- --------------------- ------------------------ ---------------------- --------------- --------
TENANT                  MANAGER               FACILITY NAME            LOCATION                INTEREST IN    # BEDS
                                                                                                 FACILITY
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Salina Nursing Home      Salina, KS               Leasehold       60
Salina, Inc.            Management Group,
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Great Plains             Bonner Springs, KS       Leasehold       50
Bonner Springs, Inc.    Management Group,     Rehabilitation &
                        LLC                   Nursing Center of
                                              Bonner Springs
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Meadowbrook              Gardner, KS              Fee simple      84
Gardner, Inc.           Management Group,     Rehabilitation Hospital
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Elms Nursing Home        Chicopee, MA             Fee simple      82
Chicopee, Inc.          Management Group,
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Oak Manor Nursing Home   Holyoke, MA              Fee simple      60
Holyoke, Inc.           Management Group,
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Pine Manor Nursing Home  Springfield, MA          Fee simple      100
Springfield, Inc.       Management Group,
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------
LTC Healthcare of       Senior Care           Meadowood Nursing Home   South Hadley, MA         Leasehold       120
South Hadley, Inc.      Management Group,
                        LLC
----------------------- --------------------- ------------------------ ---------------------- --------------- --------

                                   EXHIBIT "B"

                     FACILITIES IN WHICH LTI-RECEIVABLES HAS
                     AN INTEREST IN THE ACCOUNTS RECEIVABLE


----------------------- --------------------- ----------------------------- -------------------- ------------ --------
TENANT                  MANAGER (UNDER        FACILITY NAME                 LOCATION              FACILITY    # BEDS
                        SEPARATE AGREEMENT)                                                         TYPE
----------------------- --------------------- ----------------------------- -------------------- ------------ --------
LTC Healthcare of       Senior Care           Venice Nursing &              Venice, FL               SNF        120
Venice, Inc.            Management Group,     Rehabilitation Center
                        LLC
----------------------- --------------------- ----------------------------- -------------------- ------------ --------
LTC Healthcare of       Senior Care           Wakulla Manor                 Crawfordville, FL        SNF        120
Crawfordville, Inc.     Management Group,
                        LLC
----------------------- --------------------- ----------------------------- -------------------- ------------ --------
LTC Healthcare of       Senior Care           Great Plains Nursing &        Olathe, KS               SNF        104
Olathe, Inc.            Management Group,     Rehabilitation Center of
                        LLC                   Olathe
----------------------- --------------------- ----------------------------- -------------------- ------------ --------
